UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	001-41655 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 334-7066

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC
Common Share Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2025, NioCorp Advanced Metals and Alloys, LLC (the “Buyer”), an indirect subsidiary of NioCorp Developments Ltd. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with FEA Materials LLC (“FEA”), a producer of aluminum-scandium (“Al-Sc”) master alloy and Al-Sc alloy, and each member of FEA party thereto. Pursuant to the Purchase Agreement, on December 4, 2025, the Buyer acquired substantially all the assets, except for certain excluded assets, and assumed certain specified liabilities, of FEA, for an aggregate purchase price of $8.4 million, subject to adjustments for certain indemnification obligations that may arise, if any.

The Purchase Agreement includes customary representations, warranties and covenants, including non-competition and non-solicitation, and indemnification provisions. The assertions embodied in the representations and warranties included in the Purchase Agreement were made solely for purposes of the contract between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders of the Company, and the representations and warranties may have been used to allocate risk between the parties to the Purchase Agreement rather than establishing matters as facts.

The foregoing description of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 4, 2025, the Company issued a press release announcing the entry into the Purchase Agreement and consummation of the transactions contemplated thereby. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1*	Asset Purchase Agreement, dated as of December 4, 2025, by and among NioCorp Advanced Metals and Alloys, LLC, FEA Materials LLC and each member of FEA Materials LLC party thereto
99.1	Press Release, dated December 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*       Certain schedules and exhibits to this agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: December 4, 2025	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer